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                                     EXHIBIT 2.1

                                TERMINATION AGREEMENT
                                 AND GENERAL RELEASE

              Termination Agreement and General Release (this "Release") dated November 21, 1996 by and among DSP Communications, Inc., a Delaware corporation ("DSPC"), Data Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of DSPC ("Sub"), and Proxim, Inc., a Delaware corporation ("Proxim").

         WHEREAS, DSPC, Sub and Proxim have entered into an Agreement and Plan of Merger dated as of October 28, 1996 (the "Merger Agreement"); and

         WHEREAS, in the opinion of the Board of Directors of DSPC there is a substantial risk that the stockholders of DSPC would not approve the Merger Agreement and the transactions contemplated thereby as required by
    Section 8.1(c) of the Merger Agreement; and

         WHEREAS, Section 9.1(a) of the Merger Agreement provides that it may be terminated by mutual written consent duly authorized by the Boards of Directors of DSPC and Proxim; and

         WHEREAS, the Boards of Directors of DSPC and Proxim have determined that it is in the best interests of DSPC and Proxim and their respective stockholders to terminate the Merger Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, the parties hereto agree as follows:

    1. The Merger Agreement is hereby terminated pursuant to Section 9.1(a) thereof with such termination to have the effect set forth in
         Section 9.2 of the Merger Agreement except as otherwise set forth in this Release and except that, notwithstanding anything to the contrary in the Merger Agreement, the provisions of Section 9.3 of the Merger Agreement shall not survive termination of the Merger Agreement.

    2. DSPC shall make payment to Proxim of $3,450,000 within thirty days of the date hereof by wire transfer to an account specified by Proxim or cashier's check.

    3. Except as set forth in Section 9.2 of the Merger Agreement, each of the parties hereto on behalf of its agents, representatives, heirs, partners, attorneys, employees, successors and assigns and any persons acting by, through, under or in concert with each of them or any of them hereby completely releases and forever discharges the other parties hereto, their parents, affiliated and subsidiary corporations, and their present and former stockholders, officers, directors, agents, employees, attorneys, successors and assigns from all claims, rights, demands, actions, obligations, liabilities, and causes of action of any and every kind, nature and character whatsoever, known or unknown, which such party may now have or may in the future have arising from or in any way related to the Merger Agreement, including, without limitation, the termination thereof, whether based on tort, contract (express or


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         implied) or any federal, state or local law statute or regulation
         (hereinafter the "Released Matters"); provided however, that this Release does not release or discharge DSPC or Proxim from its obligations under this Release.

    4. It is understood and agreed that the preceding paragraph is a full and final release covering all known as well as all unknown or unanticipated debts, claims, or damages to the parties hereto arising from or in any way related to the Merger Agreement, including without limitation, the termination thereof. Therefore, each of the parties hereto waives any and all rights or benefits which it may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code which provides as follows:

              A general release does not extend to claims which the creditor does not know or suspect to exist in their favor at the time of executing the release, which if known by them must have materially affected their settlement with the debtor.

         Each of the parties expressly waives and relinquishes any rights it may have under Civil Code 1542 or any other statute or common law principle with a similar effect. In connection with such waiver and relinquishment, DSPC and Proxim acknowledge that they or their attorneys or agents may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Matters, but that it is their intention hereby fully, finally and forever to settle and release all of the Released Matters. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual releases notwithstanding the discovery or existence of any such additional or different claim or fact.

    5. In the event of any breach or default of this Release, the non-breaching party shall have all rights and remedies provided by law and equity to enforce this Release including, without limitation, an action for damages and to obtain specific performance of the terms of this settlement.

    6. DSPC and Proxim acknowledge that they have been represented by counsel of their choice and this Release has been executed with the consent and on the advice of such legal counsel. Each of them further acknowledges that they and their counsel have had an adequate opportunity to make whatever investigation or inquiry they deemed necessary or desirable in connection with the subject matter of this Release prior to the execution thereof.

    7. Each party agrees not to disparage the other party in connection with the termination of the Merger Agreement.


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    8.   MISCELLANEOUS

         8.1. GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Release, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto.

         8.2. ASSIGNMENT BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto.
              This Release will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.3. SEVERABILITY. If any provision of this Release, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Release and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Release with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

         8.4. COUNTERPARTS. This Release may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Release will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

         8.5. AMENDMENT AND WAIVERS. Any term or provision of this Release may be amended, and the observance of any term of this Release may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

         8.6. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Release, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         8.7. CONSTRUCTION OF RELEASE. This Release has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a


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              Section in, or exhibit to, this Release unless otherwise
              explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Release which will be considered as a whole.

         8.8. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Release.

         8.9. ENTIRE AGREEMENT. This Release constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto except as expressly set forth herein. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.


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         IN WITNESS WHEREOF, each of DSPC, Sub and Proxim has caused this
Release to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                DSP COMMUNICATIONS, INC.



                                 By:        /s/ DAVIDI GILO
                                   ----------------------------------
                                  Name:  Davidi Gilo
                                  Title: Chairman of the Board


                                DATA MERGER CORPORATION



                                 By:   /s/ STEPHEN P. PEZZOLA
                                   ----------------------------------
                                  Name:  Stephen P. Pezzola
                                  Title: President


                                PROXIM, INC.



                                 By:   /s/ DAVID KING
                                   ----------------------------------
                                  Name:   David King
                                  Title:  Chairman of the Board, President and
                                          Chief Executive Officer


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